Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Athena Technology Acquisition Corp. II (the “Company”) for the year ended December 31, 2024, as filed with the Securities and Exchange Commission (the “Report”) on the date hereof, the undersigned officer of the Company certifies, pursuant to 18 U.S.C. §1350, as adopted by §906 of the Sarbanes-Oxley Act of 2002, that to such officer’s knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 21, 2025

By:	/s/ Jennifer Calabrese
Name:	Jennifer Calabrese
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)